UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026
PLAYBOY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amendment of Miami Beach Lease Agreement

On May 14, 2026, Playboy Enterprises, Inc. (“PEI”), a Delaware corporation and a wholly-owned subsidiary of Playboy, Inc. (the “Company”), entered into an Amendment to Lease Agreement (the “Lease Amendment”) with RK Rivani LLC, a Florida limited liability company (the “Landlord”), which amends that certain lease agreement entered into by PEI and the Landlord, on August 11, 2025 (the “Original Lease”), for the rental of office space comprising most of an entire floor (the “Premises”) of a building in Miami Beach. The Lease Amendment, among other things, amends the delivery date and lease term commencement date under the Original Lease to January 1, 2027, amends the lease term expiration date under the Original Lease to November 30, 2037 (the “Amended Expiration Date”), abates rent, taxes and operating expenses from January 1, 2027 through July 31, 2027 (which will then be payable thereafter pursuant to an escalating rent schedule through the Amended Expiration Date, but to a lower maximum rent than under the Original Lease), and provides for certain cross-default provisions as between the Original Lease (as amended by the Lease Amendment) and the Additional Lease (defined below).

The foregoing summary of the Lease Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Lease of Rest of Premises

On May 14, 2026, PEI also entered into a new lease agreement (the “Additional Lease”) with the Landlord, pursuant to which, among other matters and on the terms and subject to the conditions set forth in the Additional Lease, PEI will lease the rest of the floor of the building not already part of the Premises, such that, with the Original Lease (as amended) and the Additional Lease, PEI has rented the entire floor of the building for use as the office of the Company and its subsidiaries. The Additional Lease term was effective as of May 1, 2026, ends on November 30, 2037, and is subject to two five-year renewal options.

The Additional Lease base rent is abated through February 2027, and then starts at $49,840 per month, beginning as of March 2027, and escalates during the term of the Additional Lease on the terms and subject to certain abatements set forth in the Additional Lease. In addition to base rent, PEI is also responsible for customary payments of operating expenses and property taxes related to the additional leased office space. The Additional Lease also requires the delivery by PEI to the Landlord of an irrevocable letter of credit in the initial amount of $600,000.

The Landlord has the right to terminate the Additional Lease upon any event of default under the Additional Lease. Such events of default include, without limitation, a failure to pay amounts due after applicable notice and cure periods, certain bankruptcy or insolvency events, and the failure to comply with a variety of covenants after applicable notice and cure periods, including those related to the repair and maintenance, insurance and the security deposit. The Additional Lease includes cross-default provisions with the Original Lease (as amended by the Lease Amendment).

The Additional Lease contains customary representations and covenants made by PEI to the Landlord. There are also certain restrictions on the ability of PEI to assign its interest in the Additional Lease without having to obtain the Landlord’s prior consent, including requirements for the transferee (or its parent company) to satisfy certain financial metrics.

The foregoing summary of the Additional Lease and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Additional Lease filed herewith as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Lease Amendment, dated May 14, 2026, by and between Playboy Enterprises, Inc. and RK Rivani LLC
10.2*	Additional Lease, dated May 14, 2026, by and between Playboy Enterprises, Inc. and RK Rivani LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission (the “SEC”) upon request. Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted portions of the exhibit upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026	PLAYBOY, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary